Exhibit 3.4
BYLAWS
OF
ARIZONA PUBLIC SERVICE COMPANY
(Amended as of December 16, 2008)
I. REFERENCES; SENIORITY
     1.01. References. Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision or provisions of Chapters 1-17 and Chapter 23 of Title 10, Arizona Revised Statutes (or its successor), as at any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of the Company, and all amendments thereto, as at any given time on file with the Arizona Corporation Commission (this reference to that Commission being intended to include any successor to the incorporating and related functions being performed by that Commission at the date of the initial adoption of these Bylaws).
     1.02. Seniority. Except as indicated in Part X of these Bylaws, the law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and the Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.
     1.03. Shareholders of Record. Except as otherwise required by law and subject to any procedure established by the Company pursuant to Arizona Revised Statutes Section 10-723 (or any comparable successor provision), the word “shareholder” as used herein shall mean one who is a holder of record of shares of capital stock in the Company.
II. SHAREHOLDERS MEETINGS
     2.01. Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Arizona, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. A special meeting may be called and held in lieu of an annual meeting pursuant to the provisions of Section 2.02 below, and the same proceedings (including the election of directors) may be conducted thereat as at a regular meeting. Any director elected at any annual meeting, or special meeting in lieu of an annual meeting, will continue in office until the election of his or her successor, subject to his or her (a) earlier resignation pursuant to Section 6.01 below, (b) removal pursuant to Section 3.12 below, or (c) death or disqualification.
     2.02. Special Meetings. Except as otherwise required by law, special meetings of the shareholders may be held whenever and wherever called by the Chairman of the

Board, the President, or a majority of the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
     2.03. Notice. Notice of any meeting of the shareholders will be given as provided by law to each shareholder entitled to vote at such meeting and, if required by law, to each other shareholder of the Company. Any such notice may be waived as provided by law.
     2.04. Right to Vote. For each meeting of the shareholders, the Board of Directors will fix in advance a record date as contemplated by law, and the shares of stock and the shareholders “entitled to vote” (as that or any similar term is herein used) at any meeting of the shareholders will be determined as of the applicable record date. If no record date is so fixed by the Board of Directors, the record date for determination of shareholders shall be as provided by law. The Secretary (or in his or her absence an Assistant Secretary) will see to the making and production of any record of shareholders entitled to vote or otherwise entitled to notice of shareholders meetings, in either case which is required by law. Any voting entitlement may be exercised through proxy, or in such other manner as specifically provided by law, in accordance with the applicable law. In the event of contest, the burden of proving the validity of any undated or irrevocable proxy will rest with the person seeking to exercise the same. A telegram, cablegram, or facsimile appearing to have been transmitted by a shareholder (or by his or her duly authorized attorney-in-fact) or other means of voting by telephone or electronic transmission may be accepted as a sufficiently written and executed proxy if otherwise permitted by law.
     2.05. Right to Attend. Except only to the extent of persons designated by the Board of Directors or the Chairman of the meeting to assist in the conduct of the meeting (as referred to in Sections 2.07 and 2.08 below) and except as otherwise permitted by the Board or such Chairman, the persons entitled to attend any meeting of shareholders may be confined to (i) shareholders entitled to vote thereat and other shareholders entitled to notice of the meeting and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution); provided, however, that the Board of Directors or the Chairman of the meeting may establish rules limiting the number of persons referred to in clause (ii) as being entitled to attend on behalf of any shareholder so as to preclude such an excessively large representation of such shareholder at the meeting as, in the judgment of the Board or such Chairman, would be unfair to other shareholders represented at the meeting or be unduly disruptive of the orderly conduct of business at such meeting (whether such representation would result from fragmentation of the aggregate number of shares held by such shareholder for the purpose of conferring proxies, from the naming of an excessively large proxy delegation by such shareholder or from employment of any other device). A person otherwise entitled to attend any such meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting in the interests of all shareholders as a group.

     2.06. Quorum. Except as otherwise provided by law, the Articles or these Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.
     2.07. Election Inspectors. The Board of Directors, in advance of any shareholders meeting may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the Chairman of the meeting may or, upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the Chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the Company.
     2.08. Organization and Conduct of Meetings. Each shareholders meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Company or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the Company will act as secretary of each shareholders meeting; if neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls.
     Absent a showing of bad faith on his or her part, the Chairman of a meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Rules, regulations or procedures regarding the conduct of the business of a meeting, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies (subject to Section 2.05) or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any informational or other informal session of shareholders conducted under the auspices of the Company after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.
     2.09. Voting. The number of shares voted on any matter submitted to the shareholders which is required to constitute their action thereon or approval thereof will be determined in accordance with applicable law, the Articles, and these Bylaws, if applicable. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.
     2.10. Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 2.03 above. Except as otherwise required by law (e.g., Arizona Revised Statutes Section 10-863), if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Company and all of its shareholders as it would be if approved and ratified by each and every shareholder of the Company.
     2.11. Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
     2.12. Shareholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The consents shall be delivered to the Company for inclusion in the minutes or filing with the Company’s records. Action taken by consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date, except that if, by law, the action to be taken requires that notice be given to shareholders who are not entitled to vote on the matter, the effective date shall not be prior to ten (10) days after the Company shall give such shareholders written notice of the proposed action, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.
III. BOARD OF DIRECTORS
     3.01. Membership and Qualification. The Board of Directors will have the exclusive power to increase or decrease its size within the limits fixed in the Articles (Art. Fifth). Any vacancy occurring in the Board, whether by reason of death, resignation, disqualification or otherwise, may be filled by the directors as contemplated by law and as provided in the Articles (Art. Fifth). Any such increase in the size of the Board, and the filling of any vacancy created thereby, will require action by a majority of the whole membership of the Board as comprised immediately before such increase. A person who has been a full-time employee of the Company within twelve months prior to the date of any election will not qualify for election as a director on that date unless he or she then remains a full-time employee of the Company or unless the Board of Directors specifically authorizes the election of such person. A person who has qualified by employment status for his or her most recent election as a director may serve throughout the term for which such person was elected, notwithstanding the cessation of full-time employment by the Company between the date of such election and the end of such term, subject, however, to his or her otherwise remaining qualified for such office.
     3.02. Regular Meetings. A regular annual meeting of the directors is to be held as soon as practicable after the adjournment of each annual shareholders meeting either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or before the time of their election. Regular meetings, other than the annual ones, may be held at such intervals at such places and at such times as the Board of Directors may provide.
     3.03. Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President or the number of directors which would be required to constitute a quorum.
     3.04. Notice. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail, telegram, facsimile, or other electronic transmission addressed in the manner appearing on the Company’s records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the United States mail at least four days before the meeting date, with postage thereon prepaid, (ii) if given by telegram, the same is delivered to the telegraph office for fast transmittal at least 48 hours prior to the convening of the meeting, (iii) if given by facsimile or other electronic transmission, the same is received by the director or an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting, or (iv) if personally delivered or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any such notice may be waived as provided by law. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.
     3.05. Quorum; Voting. A quorum for the transaction of business at any meeting or adjourned meeting of the directors will consist of a majority of those then in office. Any matter submitted to a meeting of the directors will be resolved by a majority of the votes cast thereon, except as otherwise required by these Bylaws (§ 3.01 above and § 3.06 below), by law or by any applicable Article. Where action by a majority of the whole membership is required, such requirement will be deemed to relate to a majority of the directors in office at the time the action is taken. In computing any such majority, whether for purposes of determining the presence of a quorum or the adequacy of the vote on any proposed action, any unfilled vacancies at the time existing in the membership of the Board will be excluded from the computation.
     3.06. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, name three or more of its members as an Executive Committee. Such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company while the Board is not in session, except only as precluded by law or where action other than by a majority of the votes cast is required by these Bylaws, or the law (all as referred to in Section 3.05 above), and subject to such limitations as may be included in any applicable resolution passed by a majority of the whole membership of the Board. A majority of those named to the Executive Committee will constitute a quorum.
     3.07. Other Committees. The Board of Directors may designate one or more additional committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.
     3.08. Committee Functioning. Notice requirements (and related waiver provisions) for meetings of the Executive Committee and other committees of the Board will be the same as those set forth in Section 3.04 above for meetings of the Board of

Directors. Except as provided in the next two succeeding sentences, a majority of those named to the Executive Committee or any other committee of the Board will constitute a quorum at any meeting thereof (with the effect of departure of committee members from a meeting and the computation of a majority of committee members to be in accordance with the applicable policies of Section 3.05 above), and any matter submitted to a meeting of any such committee will be resolved by a majority of the votes cast thereon. No distinction will be made among ex-officio or other members of any such committee for quorum, voting or other purposes, except that the membership of any committee (including the Executive Committee), in performing any function vested in it as herein contemplated, may be deemed to exclude any officer or employee of the Company, in either case, or other person, having a direct or indirect personal interest in any proposed exercise of such function, whose exclusion for that purpose is deemed appropriate by a majority of the other members of such committee proposing to perform such function. All committees are to keep regular minutes of the transactions of their meetings.
     3.09. Action by Telephone or Consent. Any meeting of the Board or any committee thereof may be held by conference telephone or similar communications equipment as permitted by law in which case any required notice of such meeting may generally describe the arrangements (rather than the place) for the holding thereof, and all other provisions herein contained or referred to will apply to such meeting as though it were physically held at a single place. Action may also be taken by the Board or any committee thereof without a meeting if the members thereof consent in writing thereto as contemplated by law.
     3.10. Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors, or of any committee when corporate action is taken is deemed to have assented to the action taken unless either (i) the director objects at the beginning of the meeting or promptly on the director’s arrival to holding it or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company before 5:00 P.M. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     3.11. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a director or committee member. No such payment will preclude any director from serving the Company in any other capacity and receiving compensation therefor.
     3.12. Removal. Any director or the entire Board of Directors may be removed, with or without cause, only at a special meeting of shareholders called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal, except that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election for the class of directors of which the director is a part.
IV. OFFICERS — GENERAL
     4.01. Elections and Appointments. The directors may elect or appoint one or more of the officers of the Company contemplated in Part V below. Any such election or appointment will regularly take place at the annual meeting of the directors, but elections of officers may be held at any other meeting of the Board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his or her successor, subject to action earlier taken pursuant to Section 4.04 or 6.01 below. Any person may hold more than one office.
     4.02. Additional Appointments. In addition to the officers contemplated in Part V below, the Board of Directors may create other corporate positions, and appoint persons thereto, with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President or by the superior officer of any person so appointed. Notwithstanding such additional appointments, only those persons whose offices are described in Part V are to be considered an officer of the Company unless the resolution or other Board action appointing such person expressly states that such person is to be considered an officer of the Company. Each of such persons (in the order designated by the Board or the superior officer of such person) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence or disability.
     4.03. Bonds and Other Requirements. The Board of Directors may require any officer or other appointee to give bond to the Company (with sufficient surety, and conditioned upon the faithful performance of the duties of his or her office or position) and to comply with such other conditions as may from time to time be required of him or her by the Board.
     4.04. Removal or Delegation. Provided that a majority of the whole membership thereof concurs therein, the Board of Directors may remove any officer of the Company as provided by law and declare his or her office or offices vacant or abolished or, in the case of the absence or disability of any officer or for any other reason considered sufficient, may temporarily delegate his or her powers and duties to any other officer or to any director. Similar action may be taken by the Board of Directors in regard to appointees designated pursuant to Section 4.02 above.
     4.05. Salaries. Officer salaries may from time to time be fixed by the Board of Directors or (except as to his or her own) be left to the discretion of the Chief Executive Officer or the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Company.

V. SPECIFIC OFFICERS, FUNCTIONS AND POWERS
     5.01. Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the Company and, if specifically designated as such by the Board, as the Chief Executive Officer of the Company. If elected, the Chairman will preside at all meetings of the directors and be vested with such other powers and duties as the Board may from time to time delegate to him or her.
     5.02. Chief Executive Officer. Subject to the control of the Board of Directors exercised as hereinafter provided, the Chief Executive Officer of the Company will supervise its business and affairs and the performance of their respective duties by all other officers, by appointees designated pursuant to Section 4.02 above, and by such additional appointees to such additional positions (corporate, divisional or otherwise) as the Chief Executive Officer may designate, with authority on his or her part to delegate the foregoing duty of supervision to such extent and to such person or persons as may be determined by the Chief Executive Officer. Except as otherwise indicated from time to time by resolution of the Board of Directors, its management of the business and affairs of the Company will be implemented through the office of the Chief Executive Officer.
     5.03. President and Vice Presidents. Unless specified to the contrary by resolution of the Board of Directors, the President will be the Chief Executive Officer of the Company. In addition to the supervisory functions above set forth on the part of the Chief Executive Officer or in lieu thereof if a contrary specification is made by the Board relative to the Chief Executive Officer, the President will be vested with such powers and duties as the Board may from time to time designate. Vice Presidents may be elected by the Board of Directors to perform such duties as may be designated by the Board or be assigned or delegated to them by their respective superior officers. The Board may identify (i) one or more Vice Presidents as “Executive” or “Senior” Vice Presidents and (ii) the President or any Vice President as “General Manager” of the Company and the title of any Vice President may include words indicative of his or her particular area of responsibility and authority. Vice Presidents will succeed to the responsibilities and authority of the President, in the event of his or her absence or disability, in the order consistent with their respective titles or regular duties or as specifically designated by the Board of Directors.
     5.04. Treasurer and Secretary. The Treasurer and Secretary each will perform all such duties normally associated with his or her office (including, in the case of the Secretary, the giving of notice and the preparation and retention of minutes of corporate proceedings and the custody of corporate records and the seal of the Company) as are not assigned to a Vice President of the Company, along with such other duties as may be designated by the Board or be assigned or delegated to them by their respective superior officers. The Board may appoint one or more Assistant Treasurers or Assistant Secretaries, each of whom (in the order designated by the Board or their respective superior officers) will be vested with all of the powers and charged with all of the duties of the Treasurer or the Secretary (as the case may be) in the event of his or her absence or disability.

     5.05. Specific Powers. Except as may otherwise be specifically provided in a resolution of the Board of Directors, any of the officers referred to in this Part V will be a proper officer to authenticate records of the Company and to sign on behalf of the Company any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, debenture, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of importance to the Company. Any such officer may represent the Company at any meeting of the shareholders or members of any corporation, association, partnership, joint venture or other entity in which this Company then has an interest, and may vote such interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.
VI. RESIGNATIONS AND VACANCIES
     6.01. Resignations. Any director, committee member or officer may resign from his or her office at any time by written notice as specified in accordance with Arizona Revised Statutes Sections 10-807 and 10-843. The acceptance of a resignation will not be required to make it effective.
     6.02. Vacancies. If the office of any director, committee member or officer becomes vacant by reason of his or her death, resignation, disqualification, removal or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.
VII. INDEMNIFICATION AND RATIFICATION
     7.01. Indemnification. In order to induce qualified persons to serve the Company (and any other corporation, joint venture, partnership, trust or other enterprise at the request of the Company) as directors and officers, the Company shall indemnify any and all of its directors and officers, or former directors and officers to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.
     7.02. Ratification; Special Committee. Any transaction involving the Company, any of its subsidiary corporations or any of its directors, officers, employees or agents which at any time is questioned in any manner or context (including a shareholders derivative suit), on the ground of lack of authority, conflict of interest, misleading or omitted statement of fact or law, nondisclosure, miscomputation, improper principles or practices of accounting, inadequate records, defective or irregular execution or any similar ground, may be investigated and/or ratified (before or after judgment), or an election may be made not to institute or pursue a claim or legal proceedings on account thereof or to accept or approve a negotiated settlement with respect thereto (before or after the institution of legal proceedings), by the Board of Directors or by a special committee thereof comprised of one or more disinterested directors (that is, a director or directors who did not participate in the questioned transaction with actual knowledge of the questioned aspect or aspects thereof). Such a special committee may be validly formed and fully empowered to act, in accordance with the purposes and duties assigned thereto, by resolution or resolutions of the Board of Directors, notwithstanding (i) the inclusion of Board members who are not disinterested as aforesaid among those who form a quorum at the meeting or meetings at which one or more members of such special committee are elected or appointed to the Board or to such special committee or at which such committee is formed or empowered, or their inclusion among the directors who vote upon or otherwise participate in taking any of the foregoing actions, or (ii) the taking of any of such actions by the disinterested members of the Board (or a majority of such members) whose number is not sufficient to constitute a quorum or a majority of the membership of the full Board. Any such special committee so comprised will, to the full extent consistent with its purposes and duties as expressed in such resolution or resolutions, have all of the authority and powers of the full Board and its Executive Committee (the same as though it were the full Board and/or its Executive Committee in carrying out such purposes and duties) and will function in accordance with Section 3.08 above. No other provisions of these Bylaws which may at any time appear to conflict with any provisions of this Section 7.02, and no defect or irregularity in the formation, empowering or functioning of any such special committee, will serve to impede, impair or bring into question any action taken or purported to be taken by such committee or the validity of any such action. Any ratification of a transaction pursuant to this Section 7.02 will have the same force and effect as if the transaction has been duly authorized originally. Any such ratification, and any election made pursuant to this Section 7.02 with respect to claims, legal proceedings or settlements, will be binding upon the Company and its shareholders and will constitute a bar to any claim or the execution of any judgment in respect of the transaction involved in such ratification or election.
VIII. SEAL
     8.01. Form Thereof. The seal of the Company will have inscribed thereon the name of the Company, the state and year of its incorporation and the words “SEAL”.
IX. STOCK CERTIFICATES
     9.01. Form Thereof. Each certificate representing stock of the Company will be in such form conforming to law as may from time to time be approved by the Board of Directors, and will bear the manual facsimile signatures and seal of the Company as required or permitted by law.
     9.02. Ownership. The Company will be entitled to treat the registered owner of any share as the absolute owner thereof and accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by Chapter 8 of Title 47, Arizona Revised Statutes (or its successor), as at the time in effect, or other applicable law.
     9.03. Transfers. Transfer of stock will be made on the books of the Company only upon surrender of the certificate therefor, duly endorsed by an appropriate person, with such assurance of the genuineness and effectiveness of the endorsement as the Company may require, all as contemplated by Chapter 8 of Title 47, Arizona Revised

Statutes (or its successor), as at the time in effect, and/or upon submission of any affidavit, other document or notice which the Company considers necessary.
     9.04. Lost Certificates. In the event of the loss, theft or destruction of any certificate representing capital stock of this Company, the Company may issue (or, in the case of any such stock as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a replacement certificate in lieu of that alleged to be lost, stolen or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his or her ownership of the certificate as the Company considers satisfactory, together with any other factors which the Company considers pertinent, and further provided that an indemnity agreement and/or indemnity bond shall have been provided in form and amount satisfactory to the Company and to its transfer agent and/or registrar, if applicable.
X. EMERGENCY BYLAWS
     10.01. Emergency Conditions. The emergency Bylaws provided in this Part X will be effective in the event of an emergency as prescribed in Arizona Revised Statutes Section 10-207.D. To the extent not inconsistent with the provisions of this Part X, these Bylaws will remain in effect during such emergency and upon its termination these emergency Bylaws will cease to be operative.
     10.02. Board Meetings. During any such emergency, a meeting of the Board of Directors or any of its committees may be called by any officer or director of the Company. Notice of the time and place of the meeting will be given by the person calling the same to those of the directors whom it may be feasible to reach by any available means of communication. Such notice will be given so much in advance of the meeting as circumstances permit in the judgment of the person calling the same. At any Board or committee meeting held during any such emergency, a quorum will consist of a majority of those who could reasonably be expected to attend the meeting if they were willing to do so, but in no event more than a majority of those to whom notice of such meeting is required to have been given as above provided.
     10.03. Certain Actions. The Board of Directors, either before or during any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers, appointees, employees or agents of the Company are for any reason rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices of the Company, or authorize the officers to do so.
     10.04. Liability. No director, officer, appointee, employee or agent acting in accordance with these emergency Bylaws will be liable except for willful misconduct.

     10.05. Modifications. These emergency Bylaws will be subject to repeal or change by further action of the Board of Directors, but no such repeal or change will modify the provisions of Section 10.04 with respect to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provisions that may be practical and necessary for the circumstances of the emergency.
XI. DIVIDENDS
     11.01. Declaration. Subject to such restrictions or requirements as may be imposed by law or the Company’s Articles or as may otherwise be binding upon the Company, the Board of Directors may from time to time declare dividends on stock of the Company outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the Company’s stock on or as of such payment or distribution dates as the Board may prescribe.
XII. AMENDMENTS
     12.01. Procedure. These Bylaws may be amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the Board of Directors, the notice of which meeting either includes mention of the proposed action relative to the Bylaws or is waived as provided in Section 3.04 above. If, however, the chairman of any such meeting or a majority of directors in attendance thereat in good faith determines that any such action has arisen as a matter of necessity at the meeting and is otherwise proper, no notice of such action will be required.
     12.02. Amendment of Bylaws. These Bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or replacement Bylaw provisions adopted by: (i) the affirmative vote of a majority of the directors then in office; or (ii) the affirmative vote of a majority of the votes cast on such matter(s) at a meeting of shareholders.